SUBSIDIARIES OF MILTOPE GROUP INC.

                                                                 % Owned
                                                                 Direct or
            Name                        State of Incorporation   Indirect
       ------------------------------   ----------------------   ----------
       Miltope Corporation                      Alabama             100%

       Miltope Business Products, Inc.          New York            100%

       IV Phoenix Group, Inc.			New York	     90%